Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu
Chairman, President and Chief Executive Officer
(415) 315-2800

CONTACT:	Jonathan H. Downing
Executive Vice President, Corporate Development
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jennifer Beugelmans
(415) 896-6820
Media Relations: Steve DiMattia
(646) 277-8706
For Immediate Release
UCBH HOLDINGS, INC. ANNOUNCES ACCELERATION OF
STOCK OPTION VESTING
     SAN FRANCISCO, December 28, 2005 — UCBH Holdings, Inc. (Nasdaq: UCBH), the holding company of United Commercial Bank (UCB™), announced that its Board of Directors has approved the accelerated vesting of all outstanding unvested stock options (“Options”) awarded to employees, officers and directors on or before October 26, 2005 under its stock option plan. The effective date of the accelerated vesting is December 27, 2005. Options covering approximately 5.1 million shares of the Company’s common stock will be affected by this action, including approximately 1.9 million shares that are held by the Company’s executive officers and directors. The number of shares, exercise prices and all of the other relevant terms and conditions applicable to the accelerated Options will remain unchanged. By accelerating the vesting of these Options, the Company estimates that approximately $16.4 million of future compensation expense, net of taxes, will be eliminated, of which $10.6 million would have been incurred in the year ending December 31, 2006.
     The decision to accelerate the vesting of the Options, which the Company believes is in the best interests of its stockholders, was made primarily to reduce the impact of recording non-cash compensation expense upon the implementation of Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), starting January 1, 2006. SFAS 123R requires all share-based payments to employees, officers and directors, including grants of employee stock options, to be recognized as compensation expense in the Company’s financial statements over the vesting period of each award, based on their fair values at the grant date. The Company will report the accelerated future compensation expense in its Annual Report on Form 10-K for the year ending December 31, 2005 as a pro forma footnote disclosure, as allowed by generally accepted accounting principles.

     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading California bank serving the ethnic Chinese community. The Bank has 46 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton and Greater Los Angeles, three branches in Greater Boston, four branches in Greater New York, two branches in Greater Seattle, a branch in Hong Kong, and representative offices in Shenzhen, China and Taipei, Taiwan. UCB, headquartered in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries as well as consumer banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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